Appendix A

AMENDED FUND SCHEDULE - LITMAN GREGORY

FUNDS TRUST

December 15, 2024

Effective Date

IMGP Global Select Fund	June 1, 2021

IMGP International Fund	June 1, 2021

IMGP Alternative Strategies Fund	June 1, 2021

IMGP High Income Fund	June 1, 2021

IMGP Small Company Fund	June 1, 2021

iMGP Dolan McEniry Corporate Bond Fund	Sept 20, 2021

IMGP APA Enhanced Income Municipal Fund	December 15, 2024

LITMAN GREGORY FUNDS TRUST		IM Global Partner Fund Management LLC
on behalf of its series listed above

By:		By:
Name:	John M. Coughlan	Name:	John M. Coughlan
Title:	Treasurer	Title:	Managing Director, Head of Fund Operations

Appendix B

AMENDED FEE SCHEDULE -LITMAN GREGORY

FUNDS TRUST

December 15,, 2024

Fee Rate

IMGP Global Select Fund	0.85 % of the Fund’s daily net assets up to $750 million 0.75% of the Fund’s daily net assets in excess of $750 million

IMGP International Fund	0.90% of the Fund’s daily net assets up to $1 billion 0.80% of the Fund’s daily net assets in excess of $1 billion

IMGP Alternative Strategies Fund

1.225% of the Fund’s daily net assets up to $2 billion

1.125% of the Fund’s daily net assets between $2 and $3 billion

1.075% of the Fund’s daily net assets between $3 and $4 billion

1.025% of the Fund’s daily net assets in in excess of $4 billion

IMGP High Income Fund

0.85% of the Fund’s daily net assets up to $1billion

0.825% of the Fund’s daily net assets between $1 and $2 billion

0.80% of the Fund’s daily net assets between $2 and $3 billion

0.775% of the Fund’s daily net assets in excess of $3 billion

0.75% of the Fund’s daily net assets in excess of $4 billion

IMGP Small Company Fund	0.80% of the daily net assets of the Fund

iMGP Dolan McEniry Corporate Bond Fund	0.42% of the daily net assets of the Fund

IMGP APA Enhanced Income Municipal Fund	0.45% of the daily net assets of the Fund

LITMAN GREGORY FUNDS TRUST		IM Global Partner Fund Management LLC
on behalf of its series listed above

By:		By:
Name:	John M. Coughlan	Name:	John M. Coughlan
Title:	Treasurer	Title:	Managing Director, Head of Fund Operations